EXHIBIT 32.1
Certification of Principal Executive Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
I, Michael L. Chasen, Chief Executive Officer of Blackboard Inc. (the “Company”), do hereby certify, under the standards set forth in and solely for the purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:
1. The Quarterly Report on Form 10-Q of the Company for the period ended September 30, 2010 (the “Quarterly Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 as amended; and
2. The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: November 5, 2010

/s/ Michael L. Chasen
Michael L. Chasen
Chief Executive Officer (Principal Executive Officer)